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               Consent of Independent Accountants

We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our report dated  August

10, 2001, relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to

Shareholders of Alliance Select Investor Series, Inc.-

Biotechnology Portfolio, which are also incorporated by reference into the Registration Statement.  We also consent to the

references to us under the headings "Financial Highlights",

"Shareholder Services - Statements and Reports", "General

Information - Independent Accountants" and " Report of

Independent Accountants and Financial Statements" in such

Registration Statement.





PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 25, 2001



















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